UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      November 21, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 21, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Park Place Nursing & Rehabilitation Center, LLC, Homewood of Selma, L.L.C., Homewood of Greenville, L.L.C., Dunn Nursing Home, Inc., Wood Properties of Selma, L.L.C. and Wood Properties of Greenville, L.L.C. (collectively, the “Sellers”) pursuant to which AdCare Holdings may acquire certain land, buildings, improvements, furniture, fixtures and equipment comprising three facilities known as: (i) Park Place Nursing & Rehabilitation Center located in Selma, Alabama; (ii) Homewood of Selma located in Selma, Alabama; and (iii) Homewood of Greenville located in Greenville, Alabama (collectively, the “Alabama Facilities”) for an aggregate purchase price of $9,500,000, subject to the terms and conditions of the Purchase Agreement (the “Alabama Purchase”).  AdCare Holdings may assign its right and liabilities under the Purchase Agreement to one or more entities which are owned or controlled directly by AdCare Holdings.

Pursuant to the Purchase Agreement, AdCare Holdings deposited $250,000 (the “Deposit”) into escrow to be held as earnest money.  Upon consummation of the Alabama Purchase, the Deposit will be retained by the Sellers and applied against the purchase price therefor.  If AdCare Holdings terminates the Purchase Agreement after performing an inspection of the Alabama Facilities that is deemed unsatisfactory, $200,000 of the Deposit shall be returned to AdCare Holdings and the Sellers shall retain $50,000 of the Deposit.  If: (x) AdCare Holdings terminates the Purchase Agreement after a satisfactory inspection of the Alabama Facilities; or (y) AdCare Holdings fails to consummate the Alabama Purchase by the closing date (except in the case where: (i) the Sellers have breached the Purchase Agreement or failed to satisfy their closing conditions; (ii) the Alabama Facilities have been materially damaged or condemned; or (iii) the operators of the Alabama Facilities have failed to execute operation transfer agreements), $100,000 of the Deposit shall be returned to AdCare Holdings and the Sellers shall retain $150,000 of the Deposit.

The closing of the Alabama Purchase is expected to occur on December 31, 2012.  The closing of the Alabama Purchase is subject to customary closing conditions, indemnification provisions and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                             Exhibits.

2.1

Purchase and Sale Agreement, dated as of November 21, 2012, by and among Park Place Nursing & Rehabilitation Center, LLC, Homewood of Selma, L.L.C., Homewood of Greenville, L.L.C., Dunn Nursing Home, Inc., Wood Properties of

Selma, L.L.C., Wood Properties of Greenville, L.L.C. and AdCare Property Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

2.1                               Purchase and Sale Agreement, dated as of November 21, 2012, by and among Park Place Nursing & Rehabilitation Center, LLC, Homewood of Selma, L.L.C., Homewood of Greenville, L.L.C., Dunn Nursing Home, Inc., Wood Properties of Selma, L.L.C., Wood Properties of Greenville, L.L.C. and AdCare Property Holdings, LLC.